EX-99.B(d)(87)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Robeco Investment Management, Inc.

(formerly known as Weiss, Peck & Greer Investments)

Dated September 28, 2006, as amended July 13, 2009 and December 17, 2010

SEI Institutional Investments Trust

Small Cap Fund

Small/Mid Cap Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation		Robeco Investment Management, Inc.

By:	/s/ Eric J. Hoerdemann	By:	/s/ William G. Butterly
/s/ Matthew J. Davis

Name:	Eric J. Hoerdemann	Name:	William G. Butterly
Matthew J. Davis
Title:	Vice President	Title:	COO
CFO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Robeco Investment Management, Inc.

(formerly known as Weiss, Peck & Greer Investments)

Dated September 28, 2006, as amended July 13, 2009 and December 17, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Small Cap Fund

X.XX% per annum of the average daily market value of the Assets on the first $XX million

X.XX% per annum of the average daily market value of the Assets over $XX million

Small/Mid Cap Equity Fund

X.XX% per annum of the average daily market value of the Assets on the first $XX million

X.XX% per annum of the average daily market value of the Assets over $XX million

Agreed and Accepted:

SEI Investments Management Corporation		Robeco Investment Management, Inc.

By:	/s/ Eric J. Hoerdemann	By:	/s/ William G. Butterly
/s/ Matthew J. Davis

Name:	Eric J. Hoerdemann	Name:	William G. Butterly
Matthew J. Davis

Title:	Vice President	Title:	COO
CFO